As filed with the Securities and Exchange Commission on June 1, 2006    Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1655029
(State of Incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(Address of principal executive offices)

2006 Inducement Award Plan

(Full title of the plans)

Paul L. Berns

President and Chief Executive Officer

Allos Therapeutics, Inc.

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(303) 426-6262

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. T. Linfield, Esq.

Brent D. Fassett, Esq.

Cooley Godward LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

(720) 566-4000

CALCULATION OF REGISTRATION FEE

Title of Securitiesto be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2006 Inducement Award Plan Stock Options and Common Stock (par value $.001 per share)	1,500,000 shares	$3.17	$4,755,000.00	$508.79

(1)           Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on May 30, 2006 as reported on the Nasdaq National Market.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Allos Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b)           The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006.

(c)           All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(d)           The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A (File No. 000-29815) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors except liability for breach of their duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that it shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company’s Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws permit such indemnification.

The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its Bylaws. These agreements, among other things, indemnify the Company’s directors and executive officers for certain expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, services as a director, officer, employee, agent or fiduciary of the Company, any of its subsidiaries or any other company or enterprise to which the person provides services at the Company’s request.  The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The Company maintains a directors’ and officers’ liability insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number	Note	Description
4.1	(1)	Amended and Restated Certificate of Incorporation.
4.2	(1)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.3	(1)	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock.
4.3.1	(2)	Certificate of Elimination of Series A Exchangeable Preferred Stock.
4.4	(3)	Certificate of Amendment of Restated Certificate of Incorporation.
4.5	(1)	Bylaws.
4.6	(4)	Form of Common Stock Certificate.
4.7	(5)	Rights Agreement dated May 6, 2003 between the Company and Mellon Investor Services LLC.
4.8	(5)	Form of Rights Certificate.
4.9	(6)	Amendment to Rights Agreement dated March 4, 2005 between the Company and Mellon Investor Services LLC.
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm .
23.2		Consent of Cooley Godward LLP (included in Exhibit 5.1 hereto).
24.1		Power of Attorney (included on signature page hereto).

(1)   Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No.
000-29815).

(2)   Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (File No. 000-29815).

(3)   Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 16, 2006 (File No. 000-29815).

(4)   Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-95439), as amended, declared effective March 27, 2000.

(5)   Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 9, 2003 (File No. 000-29815).

(6)   Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 4, 2005 (File No. 000-29815).

UNDERTAKINGS

1.             The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on June 1, 2006.

ALLOS THERAPEUTICS, INC.

By:	/s/ Paul L. Berns
Paul L. Berns
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul L. Berns and Marc H. Graboyes, and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the registrant on June 1, 2006, and in the capacities indicated.

Signature	Title

/s/ Stephen J. Hoffman	Chairman of Board of Directors and Director
Stephen J. Hoffman

/s/ Paul L. Berns	President, Chief Executive Officer and Director (Principal Executive Officer)
Paul L. Berns

/s/ David C. Clark	Corporate Controller and Treasurer
David C. Clark	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Michael D. Casey	Director
Michael D. Casey

/s/ Mark G. Edwards	Director
Mark G. Edwards

/s/ Stewart Hen	Director
Stewart Hen

/s/ Jonathan S. Leff	Director
Jonathan S. Leff

Director
Timothy P. Lynch

EXHIBIT INDEX

Exhibit Number	Note	Description
4.1	(1)	Amended and Restated Certificate of Incorporation.
4.2	(1)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.3	(1)	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock.
4.3.1	(2)	Certificate of Elimination of Series A Exchangeable Preferred Stock.
4.4	(3)	Certificate of Amendment of Restated Certificate of Incorporation.
4.5	(1)	Bylaws.
4.6	(4)	Form of Common Stock Certificate.
4.7	(5)	Rights Agreement dated May 6, 2003 between the Company and Mellon Investor Services LLC.
4.8	(5)	Form of Rights Certificate.
4.9	(6)	Amendment to Rights Agreement dated March 4, 2005 between the Company and Mellon Investor Services LLC.
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm .
23.2		Consent of Cooley Godward LLP (included in Exhibit 5.1 hereto).
24.1		Power of Attorney (included on signature page hereto).

(1)   Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 000-29815).

(2)   Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (File No. 000-29815).

(3)   Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 16, 2006 (File No. 000-29815).

(4)   Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-95439), as amended, declared effective March 27, 2000.

(5)   Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 9, 2003 (File No. 000-29815).

(6)   Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 4, 2005 (File No. 000-29815).